Exhibit 21.1
SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation
1	851 West Cypress Creek Road Acquisition LLC	Delaware
2	Apere Enterprise Storage Solutions India Private Limited	India
3	Apere, Inc.	Delaware
4	App-DNA Group Limited	United Kingdom
5	App-DNA Limited	United Kingdom
6	App-DNA Pty Ltd.	Australia
7	App-DNA S.A.R.L.	France
8	App-DNA, Inc.	Nevada
9	Bytemobile (Beijing) Co., Ltd	China
10	Bytemobile Australia Ltd	Australia
11	Bytemobile China Communication Services Co., Limited	China
12	Bytemobile Europe Ltd	United Kingdom
13	Bytemobile European Development Center MEPE	Greece
14	Bytemobile Hong Kong Ltd	Hong Kong
15	Bytemobile International Corporation	Delaware
16	Bytemobile Singapore Pte Ltd	Singapore
17	Bytemobile Solutions Pvt Ltd	India
18	Bytemobile, Inc.	Delaware
19	Citrix Application Networking, LLC	Delaware
20	Citrix Communications LLC	Delaware
21	Citrix Communications Virginia LLC	Virginia
22	Citrix Development Corp.	Delaware
23	Citrix Gateways, Inc.	Delaware
24	Citrix Holanda B.V.	Netherlands
25	Citrix Offshore Investments, Ltd.	Cayman Islands
26	Citrix Online Audio, LLC	Delaware
27	Citrix Online AUS Pty Ltd.	Australia
28	Citrix Online Conference Services Group, LLC	Delaware
29	Citrix Online Germany GmbH	Germany
30	Citrix Online Holdings GmbH	Switzerland
31	Citrix Online Ireland Limited	Ireland
32	Citrix Online LLC	Delaware
33	Citrix Online Service Provider Group, Inc.	Delaware
34	Citrix Online UK Ltd.	United Kingdom
35	Citrix Overseas Holdings, B.V.	Netherlands
36	Citrix R&D India Private Limited	India
37	Citrix Sistemas de Argentina, S.R.L.	Argentina
38	Citrix Sistemas de Chile Ltda.	Chile
39	Citrix Sistemas de Colombia SAS	Colombia
40	Citrix Sistemas de Mexico, S. de RL de CV	Mexico

41	Citrix Sistemas do Brasil Ltda.	Brazil
42	Citrix Systems Asia Pacific Pty Ltd.	Australia
43	Citrix Systems Australasia R&D Pty, Ltd.	Australia
44	Citrix Systems Belgium S.A.R.L.	Belgium
45	Citrix Systems Canada, Inc.	Canada
46	Citrix Systems Czech Republic SRO	Czech
47	Citrix Systems Denmark ApS	Denmark
48	Citrix Systems Finland Oy	Finland
49	Citrix Systems France SARL	France
50	Citrix Systems GmbH	Switzerland
51	Citrix Systems GmbH	Austria
52	Citrix Systems GmbH	Germany
53	Citrix Systems Hong Kong Limited	Hong Kong
54	Citrix Systems India Private Limited	India
55	Citrix Systems Information Technology (Beijing) Ltd	China
56	Citrix Systems International GmbH	Switzerland
57	Citrix Systems Ireland Ltd	Ireland
58	Citrix Systems Italia S.r.L.	Italy
59	Citrix Systems Japan Kabushiki Kaisha	Japan
60	Citrix Systems Japan R&D KK	Japan
61	Citrix Systems Korea Limited	Korea
62	Citrix Systems Netherlands, B.V.	Netherlands
63	Citrix Systems New Zealand Ltd.	New Zealand
64	Citrix Systems Norway AS	Norway
65	Citrix Systems Overseas Holding GmbH	Switzerland
66	Citrix Systems Poland Sp. Zo.o	Poland
67	Citrix Systems Puerto Rico Corp.	Puerto Rico
68	Citrix Systems Singapore Pte Ltd.	Singapore
69	Citrix Systems Slovakia SRO	Slovakia
70	Citrix Systems South Africa (Pty) Ltd.	South Africa
71	Citrix Systems Spain, SL	Spain
72	Citrix Systems Sweden AB	Sweden
73	Citrix Systems Taiwan Ltd	Taiwan
74	Citrix Systems UK Limited	United Kingdom
75	Netviewer GmbH	Germany
76	Netviewer Schweiz AG	Switzerland
77	Peninsula Investment Corp.	Delaware
78	Podio ApS	Denmark
79	Podio Inc.	Delaware
80	Ringcube Software Tech Pvt Ltd.	India
81	Ringcube Technologies Inc.	California
82	ShareFile LLC	Delaware
83	SQA Technologies Pvt. Ltd.	India
84	Todd Hsu Consulting Inc./Consultants Todd Hsu Inc.	Canada Federal corporation
85	Virtual Computer Inc.	Delaware
86	VMLogix, Inc.	Delaware